                                                                       Exhibit n

                   Consent of Independent Public Accountants

     To the Board of Trustees and Shareholder
     Nuveen Maryland Dividend Advantage Municipal Fund

     We consent to the reference to our firm under the caption experts and to the use of our report dated January 4, 2001 in the Registration Statement (Form N-2) of the Nuveen Maryland Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in this post effective Amendment No. 1 to this Registration Statement under the Securities Act of 1933 (File No. 333-49254) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09471).

                                     Ernst & Young LLP


Chicago, Illinois
January 24, 2001